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EXHIBIT 10.1

                          AGREEMENT AND GENERAL RELEASE
                          -----------------------------

         GLOBIX CORPORATION, 139 Centre Street, New York, New York, 10013 ("Employer" or "Company") and JOHN D. MCCARTHY, 290 Main Street, Westport, Connecticut, 06880, his heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as "Employee"), agree that:

         1. LAST DAY OF EMPLOYMENT. Employee's last day of employment with Employer was March 1, 2005.

         2. CONSIDERATION. In consideration for signing this Agreement and General Release and compliance with the promises made herein, Employer agrees:

             a. to pay to Employee Ninety Five Thousand Dollars and No Cents ($95,000.00), less lawful deductions as required by the Internal Revenue Service and other state and federal taxing authorities for salary/payroll purposes but not for calculating bonus payments, within twenty (20) business days after receipt of a fully executed original of this Agreement and General Release and a letter from Employee in the form attached hereto as Exhibit "A", provided the revocation period described below has expired and Employee has not revoked his acceptance of this Agreement and General Release.

             b. if Employee elects to continue medical [and dental] coverage under the United Healthcare and MetLife Dental plans with the continuation requirements of COBRA, Employer shall pay for the cost of said coverage beginning on the last day of employment and ending on August 31, 2005. Thereafter, Employee shall be entitled to continue such COBRA coverage for the remainder of the COBRA period, at his own expense.

             c. to cause Employee to continue to be subject to coverage under Employer's Directors and Officers Insurance in connection with his actions as a senior executive officer of Employer during the course of his employment to the same scope and extent as any other similarly situated executive officer of Company and any other protections provided to other similarly situated officers and directors under Delaware law or the Company's Articles of Incorporation and By-Laws, as adopted from time to time, by the Board of Directors of Company.

         3. NO CONSIDERATION ABSENT EXECUTION OF THIS AGREEMENT. Employee understands and agrees that he would not receive the monies and/or benefits specified in paragraph "3" above, except for his execution of this Agreement and General Release and the fulfillment of the promises contained herein.

         4. GENERAL RELEASE OF CLAIMS. Employee knowingly and voluntarily releases and forever discharges, to the full extent permitted by law, Employer, its parent corporation, affiliates, subsidiaries, divisions, predecessors, successors and assigns and the current and former benefit plan administrators and trustees, employees, officers, directors and agents thereof (collectively referred to throughout the remainder of this Agreement as "Releasees"), of and from any and all claims, known and unknown, asserted and unasserted, Employee has or may have against Releasees as of the date of execution of this Agreement and General Release, including, but not limited to, any alleged violation of:



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o    Title VII of the Civil Rights Act of 1964, as amended;

o    The Civil Rights Act of 1991;

o Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

o    The Employee Retirement Income Security Act of 1974, as amended;

o    The Immigration Reform and Control Act, as amended;

o    The Americans with Disabilities Act of 1990, as amended;

o    The Age Discrimination in Employment Act of 1967, as amended;

o    The Older Workers Benefit Protection Act, as amended;

o    The Workers Adjustment and Retraining Notification Act, as amended;

o    The Occupational Safety and Health Act, as amended;

o    The Sarbanes-Oxley Act of 2002, to the extent permitted by law;

o    The New York Human Rights Law, as amended;

o    The New York City Human Rights Law, as amended;

o    The New York Labor Law, as amended;

o    The New York City Charter and Administrative Code, as amended;

o    The New York Equal Pay Law, as amended;

o    The New York Whistleblower Law, as amended;

o    The New York Legal Activities Law, as amended;

o The anti-retaliation provisions of the New York Workers' Compensation and Disability Benefits Laws, as amended;

o    The New York Occupational Safety and Health Laws, as amended;

o Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

o Any public policy, contract (oral or written, express or implied), tort, or common law; or

o Any claim for costs, fees, or other expenses including attorneys' fees incurred in these matters.


Employer knowingly and voluntarily releases and forever discharges, to the full extent permitted by Delaware law, Employee, his heirs, successors and assigns of and from any and all claims, known and unknown, asserted and unasserted, Employer has or may have against Employee as of the date of execution of this Agreement and General Release.

         5. AFFIRMATIONS. Employee affirms that he has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against Releasees in any forum or form. Employee further affirms that he has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in this Agreement and General Release. Employee furthermore affirms that he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act.


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         6. NON-DISPARAGEMENT. Employee agrees to make no negative statements nor take any action which directly or indirectly defames, disparages, demeans, derogates Releasees or their services, reputations, officers, employees, financial status or operations or which damages Releasees in any business relationship. The Company agrees to make no negative statements nor take any action which directly or indirectly defames, disparages, demeans, or derogates Employee or his services, character or reputation, or which damages Employee in any business relationship.

         7. CONFIDENTIALITY. Employee agrees to keep secret and to preserve the confidentiality of all proprietary business information that he acquired or that came to his attention or into his possession during the term of his employment at Employer. Employee expressly represents and warrants that he does not have within his possession or under his control any confidential business information of Employer including, but not limited to, customer lists, business plans or strategies, pricing information or other proprietary information. Employee further agrees to keep secret and to preserve the confidentiality of this Agreement, and not to discuss the terms hereof with any third party other than his spouse, financial advisor and an attorney with whom Employee wishes to consult regarding his consideration of this Agreement and General Release (who shall agree to preserve such confidentially). Employee acknowledges that a breach of the provisions of this paragraph would cause irreparable harm to Employer that could not be adequately remedied by the payment of money; therefore, in addition to all other remedies that might be available at law or in equity, Employee agrees that Employer may seek injunctive relief in any court of competent jurisdiction in order to address any such breach that might come to its attention. Provided, however, in the event Employer determines in its sole discretion that it is appropriate to file a copy of this agreement with the SEC (or like governmental body) due to Employee's position with the Company, such filing shall not be considered a breach of this paragraph 7.

         8. COOPERATION. Employee agrees to immediately notify Employer if Employee is served with legal process concerning legal action in any way connected with Releasees.

         9. STOCK OPTIONS Employee may exercise any stock option(s) in accordance with the Globix Corporation 2003 Stock Option Plan and with the "Globix Corporation 2003 Stock Option Plan Nonqualified Stock Option Agreement" dated November 26th and executed by Employee, a copy of which is attached to this Agreement and General Release as "Exhibit B". Employer acknowledges that, for the purposes of Exhibit B, Employee's termination was for a reason other than death, Disability or Cause. Employee shall have all rights and entitlements as set forth in his 2003 Stock Option Agreement and in the event a cashless exercise program is implemented during his ninety (90) day option exercise period he shall be entitled to use same.

         10. RETURN OF COMPANY PROPERTY: Employee warrants and represents that he has not destroyed and has delivered to Employer all memoranda, notes, records, computers, computer programs, computer files, computer software, computer hardware, computer disks, marketing and financial information whether made by him or not. Prior to executing this Agreement and General Release Employee will return all property of Employer which is in his possession, custody or control, and by signing this Agreement and General Release Employee warrants and represents that all such property has been returned. Employee shall be permitted to keep the Dell laptop previously provided to him by the Company provided he promptly returns same to the Company for removal of all Company data. In the event Employee has already stripped the laptop of said data this right will be forfeited. Additionally, this right is contingent upon return of the Blackberry device previously provided to him.


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         11. GOVERNING LAW AND INTERPRETATION. This Agreement and General
Release shall be governed and conformed in accordance with the laws of the state in which Employee was employed at the time of his last day of employment without regard to its conflict of laws provision. In the event the Employee or Employer breaches any provision of this Agreement and General Release, Employee and Employer affirm that either may institute an action to specifically enforce any term or terms of this Agreement and General Release. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect.

         12. NONADMISSION OF WRONGDOING. The parties agree that neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at anytime for any purpose as an admission by Releasees of any liability, wrongdoing or unlawful conduct of any kind.

         13. AMENDMENT. This Agreement and General Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement and General Release.

         14. NO WAIVER. The waiver by any party of a breach of any provision of this Agreement and General Release shall not operate or be construed as a waiver of any subsequent breach by any party.

         15. REVOCATION. Employee may revoke this Agreement and General Release for a period of seven (7) calendar days following the day he executes this Agreement and General Release. Any revocation within this period must be submitted, in writing, to Karen Dean and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered to Karen Dean or her designee, or mailed to Karen Dean and postmarked within seven (7) calendar days of execution of this Agreement and General Release. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired and a letter in the form attached as Exhibit "A," dated and signed no sooner than eight (8) days after Employee dates and signs this Agreement and General Release, is received by Karen Dean. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the state in which Employee was employed at the time of his last day of employment, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.


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         16. ENTIRE AGREEMENT. This Agreement and General Release sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties, except agreements relating to competition, solicitation and/or confidential information and the nonqualified stock option agreement attached as "Exhibit B". Employee acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept this Agreement and General Release, except for those set forth in this Agreement and General Release.

         17. PAYMENT OF LEGAL FEES. Each party shall bear its own attorney's fees, legal costs and expenses in connection with the preparation, review and/or execution of this Agreement.


         EMPLOYEE IS HEREBY ADVISED THAT HE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND GENERAL RELEASE AND TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

         EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

         HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS IN PARAGRAPH "2" ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST EMPLOYER.

         IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:


                                            GLOBIX CORPORATION


/s/ John D. McCarthy                        By: /s/ James C. Schroeder
-------------------------------                 --------------------------------
JOHN D. MCCARTHY                                JAMES C. SCHROEDER
                                                Vice President & General Counsel

Date:  4/14/05                              Date: 04/14/05


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                                   EXHIBIT A
                                   ---------


April 28, 2005

Ms. Karen A. Dean
Director, Human Resources
Globix Corporation
139 Centre Street
New York, NY 10013

                                             Re: Agreement and General Release
                                                 -----------------------------


Dear Ms. Dean:

         On April 14, 2005 I executed an Agreement and General Release between Globix Corporation and me. I was advised by Globix Corporation, in writing, to consult with an attorney of my choosing, prior to executing this Agreement and General Release.

         More than seven (7) calendar days have elapsed since I executed the above-mentioned Agreement and General Release. I have at no time revoked my acceptance or execution of that Agreement and General Release and hereby reaffirm my acceptance of that Agreement and General Release. Therefore, in accordance with the terms of our Agreement and General Release, I hereby request payment of the monies described in Paragraph 3 of that Agreement.


                                        Very truly yours,


                                        /s/ John D. McCarthy

                                        John D. McCarthy